Exhibit 99.1

News Release

Contact:	For Release:
Brad Cohen	April 9, 2015
Public Relations	2:05 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
(212) 331-8424 or (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

QUANTUM CORPORATION ANNOUNCES POSITIVE PRELIMINARY FISCAL
FOURTH QUARTER RESULTS, WITH STRONG REVENUE GROWTH AND PROFIT

●	Total Revenue in Excess of $145 Million, Up Approximately 15% Year-over-Year
●	GAAP and Non-GAAP Diluted Earnings per Share of $0.04 and $0.06, Respectively, Up Significantly Year-over-Year
●	Branded Revenue of More Than $120 Million, Up Approximately 20% Year-over-Year
●	Scale-out Storage Revenue of More Than $30 Million, Up over 100% Year-over-Year
●	DXi Revenue of Approximately $25 million, Up Nearly 30% Year-over-Year

SAN JOSE, Calif. — April 9, 2015 — Quantum Corp. (NYSE: QTM) today announced positive preliminary results for the fiscal fourth quarter 2015 ended March 31, 2015 (unless otherwise noted, all comparisons are relative to the fiscal fourth quarter 2014):

●	Total revenue was in excess of $145 million, significantly above the company’s January guidance range of $130 million to $135 million. This was also up from $128 million in the prior year period.
●	Total branded revenue was more than $120 million, up from $102 million, as Quantum completed fiscal 2015 with year-over-year branded revenue growth in all four quarters.
●	Scale-out storage and related service revenue was over $30 million, an increase of more than $15 million.

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●	DXi and related service revenue was approximately $25 million, up nearly 30 percent.
●	GAAP operating income was approximately $2 million, compared to a GAAP operating loss of $12 million.
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GAAP net income was approximately $12 million, or approximately $0.04 per diluted share. This included approximately $13 million from the gain on sale of Quantum’s investment in a privately held company. In the prior year, Quantum reported a GAAP net loss of $14 million, or $0.06 per diluted share.

●	Non-GAAP operating income was approximately $6 million, up from an operating loss of $159,000.
●

Non-GAAP net income was approximately $17 million, or approximately $0.06 per diluted share. This was up from a net loss of $2 million, or $0.01 per diluted share, and again included approximately $13 million resulting from the gain on sale of Quantum’s investment in a privately held company.

●

Total cash and cash equivalents were approximately $70 million as of March 31, 2015, and reflected the early repurchase of $50 million of convertible notes due November 2015 in an all-cash transaction during the quarter.

“Our positive preliminary fourth quarter results demonstrate our success in continuing to build on the momentum we’ve had throughout this past year,” said Jon Gacek, president and CEO of Quantum. “This was our fourth consecutive quarter of year-over-year branded growth, and our leadership in scale-out storage was again a key driver. With more than 100 percent year-over-year growth in scale-out storage revenue, we significantly increased our scale-out storage growth rate over the prior quarter, as we’ve done each quarter this year, and ended fiscal 2015 up more than 70 percent over the prior year. In addition, total DXi revenue grew approximately 10 percent for the year and reflected the actions we’ve taken over the last two years to drive DXi growth and profit.

“We also increased our fourth quarter operating profit year-over-year, even after accounting for additional compensation expense in the quarter due to our strong revenue and operating profit performance.

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“Heading into fiscal 2016, we expect continued strong performance in both our scale-out storage and DXi product lines to deliver another year of growth for Quantum. Due to typical seasonality, Q1 will likely show the most modest year-over-year comparison, and we plan to provide more detailed guidance when we report our final Q4 results in early May.”

Quantum will provide more details on its fourth quarter fiscal 2015 results and guidance for fiscal 2016 in its earnings announcement on May 6, 2015 (see conference call information below).

Earnings Conference Call and Audio Webcast Notification
Quantum will issue a news release on its fourth quarter and full year 2015 financial results on Wednesday, May 6, 2015, after the close of the market. The company will also hold a conference call and live audio webcast to discuss these results that same day at 2:00 p.m. PDT. Press and industry analysts are invited to attend in listen-only mode.

Dial-in number: 719-457-2645 (U.S. and International); Access Code 6066999
Replay number: 719-457-0820 (U.S. and International); Access Code 6066999
Replay expiration: Monday, May 11, 2015, at 5:00 p.m. PDT
Webcast site: www.quantum.com/investors

About Quantum
Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo, Be Certain, DXi and StorNext are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding our expected preliminary results for the fourth quarter of fiscal 2015 and our expected results for fiscal 2016, including the first quarter of fiscal 2016, are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 6, 2014 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 6, 2015. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

The non-GAAP financial measures used in this press release exclude the impact of the items below for the following reasons:

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology and customer relationships in connection with prior acquisitions. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Outsourcing Transition Costs
Outsourcing transition costs are expenses attributable to transitioning our manufacturing to an outsourced model. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Crossroads Patent Litigation Costs
Crossroads patent litigation costs are expenses incurred to defend ourselves and perform other activities related to a patent infringement lawsuit filed by Crossroads Systems, Inc. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities, and management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Symform Expenses, Net
Quantum acquired a cloud storage services platform from Symform, Inc. (“Symform”) in July 2014. Symform revenue comprises revenue generated from the Symform cloud storage services platform. Symform expenses consist of costs related to running, maintaining and further developing the Symform cloud storage services platform as well as the costs of integrating Symform into Quantum’s business. Net Symform expenses represent Symform expenses less Symform revenue, and non-GAAP gross margin excludes both Symform revenue and cost of revenue. Management believes that it is appropriate to exclude these amounts in order to provide investors with a view of Quantum’s results consistent with how management views and is running the business.

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Loss on Debt Extinguishment
The loss on debt extinguishment relates to a specific debt repurchase action undertaken in January 2015. The loss is excluded from non-GAAP financial measures because it is not considered a core operating activity and management believes that it is appropriate to exclude the loss in order to provide investors the ability to compare Quantum’s period-over-period results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31, 2015
	Income From Operations	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$2,200	$11,900	$0.05	$0.04
Non-GAAP Reconciling Items:
Amortization of intangibles	200	200
Share-based compensation	2,900	2,900
Restructuring charges	0	0
Loss on debt extinguishment	-	1,300
Crossroads patent litigation costs	400	400
Symform expenses, net	300	300
Non-GAAP	$6,000	$17,000	$0.07	$0.06

Computation of basic and diluted net income per share:			GAAP	Non-GAAP
Net income			$11,900	$17,000
Interest on dilutive convertible notes			902	1,968
Income for purposes of computing income per diluted share			$12,802	$18,968

Weighted average shares:
Basic			257,391	257,391
Dilutive shares from stock plans			7,172	7,172
Dilutive shares from convertible notes			42,502	65,675
Diluted			307,065	330,238

	Three Months Ended March 31, 2014
	Loss From Operations	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$(12,489)	$(14,404)	$(0.06)	$(0.06)
Non-GAAP Reconciling Items:
Amortization of intangibles	2,229	2,229
Share-based compensation	3,191	3,191
Restructuring charges	6,312	6,312
Outsourcing transition costs	598	598
Non-GAAP	$(159)	$(2,074)	$(0.01)	$(0.01)

Computation of basic and diluted net loss per share:			GAAP	Non-GAAP
Net loss			$(14,404)	$(2,074)

Weighted average shares:
Basic and diluted			249,593	249,593

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

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